Exhibit 99.1

Assure Announces Reverse Stock Split

DENVER, March 3, 2023 (GLOBE NEWSWIRE) – Assure Holdings Corp. (the “Company” or “Assure”) (NASDAQ: IONM), a provider of intraoperative neuromonitoring (“IONM”) and remote neurology services, today announced that it effected a reverse stock split (the “Reverse Stock Split”) of its shares of common stock, $0.001 par value, at a ratio of 20 (old) for 1 (new) that will become effective on March 4, 2023 at 12:01 a.m. Pacific Standard Time.

Assure’s common stock expected to begin trading on the NASDAQ Capital Market on a split-adjusted basis when the market opens on March 6, 2023, meaning that each twenty (20) pre-split shares will represent one (1) post-split share and the share price is expected to increase mechanically in proportion to the 20:1 ratio. Assure’s common stock will continue to trade under its existing symbol “IONM.”.  The new CUSIP number for the common stock following the Reverse Stock Split will be 04625J303.

The Reverse Stock Split is primarily intended to bring the Company into compliance with the minimum bid price requirement for maintaining the listing of its common stock on the NASDAQ Capital Market and to make the bid price more attractive to investors.

As a result of the 20:1 Reverse Stock Split, the total number of shares of common stock authorized by the Company under its Articles of Incorporation will be reduced from 180,000,000 shares of common stock, par value $0.001, to 9,000,000 shares of common stock, par value $0.001. The number of shares of common stock held by each stockholder of the Company will consolidate automatically on a twenty (old) shares for one (new) share basis.  No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the nearest whole share, pursuant to NRS 78.205(2)(b).

The Reverse Stock Split will affect all issued and outstanding shares of common stock. All outstanding options, restricted stock awards, warrants, preferred stock and convertible notes and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the Reverse Stock Split by decreasing the number of shares acquireable pursuant to the ratio of 20:1 and increasing the exercise or conversion price, as applicable, by the same ratio, as required by the terms of each such security. The number of shares of common stock available to be awarded under the Company’s equity incentive plans will also be proportionately adjusted.

As of March 3, 2022, the Company had 22,021,952 shares of common stock issued and outstanding, and after the Reverse Stock Split, the Company will have approximately 1,101,098 shares of common stock issued and outstanding.

Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged, except for minor changes and adjustments that will result from rounding fractional shares into whole shares, as applicable. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

The Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), will serve as exchange agent for the Reverse Stock Split and will provide instructions to stockholders of record regarding the Reverse Stock Split. Unless otherwise requested by the stockholder, Computershare will be issuing all of the post-split shares in paperless, “book-entry” form, and unless otherwise requested by the stockholder, Computershare will hold the shares in an account set up for the stockholder. All book-entry or other electronic positions representing issued and outstanding shares of our common stock will be automatically adjusted. Those stockholders holding our common stock in “street name” will receive instructions from their brokers. For assistance from Computershare please call 1 (800) 546-5141.

About Assure Holdings

Assure Holdings Corp. is a best-in-class provider of outsourced intraoperative neuromonitoring and remote neurology services. The Company delivers a turnkey suite of clinical and operational services to support surgeons and medical facilities during invasive procedures that place the nervous system at risk including neurosurgery, spine, cardiovascular, orthopedic and ear, nose and throat surgeries. Assure employs highly trained technologists that provide a direct point of contact in the operating room. Physicians employed through Assure subsidiaries simultaneously monitor the functional integrity of patients’ neural structures throughout the procedure communicating in real-time with the surgeon and technologist. Accredited by The Joint Commission, Assure’s mission is to provide exceptional surgical care and a positive patient experience. For more information, visit the Company’s website at www.assureneuromonitoring.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of applicable securities laws, including, the Private Securities Litigation Reform Act of 1995. Such statements include comments with respect to, among other things, Assure’s ability to effectuate the Reverse Stock Split, expectations with respect to the market conditions following the Reverse Stock Split, the Company’s ability to satisfy the listing requirements of NASDAQ and the expectation that the Reverse Split will satisfy the minimum share price requirements of NASDAQ. Forward-looking statements may generally be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty surrounding the impact of COVID-19 on the Company’s operations and business, its remote neurology business, and economic activity in general; and risks and uncertainties discussed in our most recent annual and quarterly reports filed with the United States Securities and Exchange Commission, including our annual report on Form 10-K filed on March 14, 2022, and available on the Company’s EDGAR profile at www.sec.gov, which risks and uncertainties are incorporated herein by reference. Except as required by law, Assure does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Investor Contact

Brett Maas, Managing Principal, Hayden IR

ionm@haydenir.com

(646) 536-7331